

<ARTICLE> 5
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                          73,700
<SECURITIES>                                         0
<RECEIVABLES>                                  712,500<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                    402,400
<CURRENT-ASSETS>                             1,704,900<F2>
<PP&E>                                       3,170,700
<DEPRECIATION>                               1,398,900
<TOTAL-ASSETS>                               6,305,800<F2>
<CURRENT-LIABILITIES>                        2,301,100
<BONDS>                                      1,262,800
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      7,400
<COMMON>                                        98,700
<OTHER-SE>                                   1,159,900
<TOTAL-LIABILITY-AND-EQUITY>                 6,305,800
<SALES>                                        950,500<F3>
<TOTAL-REVENUES>                               966,300
<CGS>                                          549,300
<TOTAL-COSTS>                                  549,300
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              10,200
<INCOME-PRETAX>                                370,800<F4>
<INCOME-TAX>                                   133,300
<INCOME-CONTINUING>                            237,500<F4>
<DISCONTINUED>                                 160,000<F5>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   397,500
<EPS-PRIMARY>                                     4.09
<EPS-DILUTED>                                     4.01

<F1>Amount shown is net of allowances.

<F2>Included within current assets and total assets are net assets of discontinued operations of $296,900 and $1,868,500, respectively.

<F3>Excludes discontinued health care segment sales of $1,105,200, TEC Systems sales of $53,000, and Packaging sales of $831,400.

<F4>Includes (i) a gain of $326,400 ($210,100 after-tax) on the sales of businesses, principally the water treatment and process chemicals business, and
(ii) a charge of $53,700 ($32,400 after-tax) relating to restructuring costs.

<F5>Includes (i) after-tax income of $43,400 from health care operations, (ii)
an after-tax gain of $79,400 on the sale of the transgenic plant business of Grace's Agracetus subsidiary, (iii) after-tax income of $41,000 from the Packaging business, and (iv) after-tax loss of $3,800 from the TEC Systems business.

<F6>Restated to reflect the adoption of SFAS No. 128 and the classification of income and expenses of Grace's flexible packaging business and TEC Systems business as net income of discontinued operations.


